                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                          INFORMATION RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          INFORMATION RESOURCES, INC.
                            150 NORTH CLINTON STREET
                            CHICAGO, ILLINOIS 60661

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 18, 2001

To the Stockholders of
  INFORMATION RESOURCES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of INFORMATION RESOURCES, INC. (the "Company"), will be held at the offices of the Company, 150 North Clinton Street, Chicago, Illinois 60661 on Friday, May 18, 2001, at 10:00 am Central Daylight Time, for the purpose of considering and acting upon the following matters:

          1. To elect four directors to the Board of Directors of the Company, each to serve for a term of three years; and

          2. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

     Stockholders of record as of the close of business on April 6, 2001 will be entitled to notice of and to vote at the Meeting. The transfer books will not be closed. For ten days prior to the Meeting, a list of stockholders entitled to vote at the Meeting with the address of and number of shares held by each will be kept on file at the offices of the Company at 150 North Clinton Street, Chicago, Illinois 60661 and will be subject to inspection by any stockholder at any time during the Company's usual business hours. The list will also be available for inspection by any stockholder during the Meeting. Stockholders who do not expect to attend in person are urged to execute and return the accompanying proxy in the envelope enclosed.

     The annual report of the Company for the year 2000 is being mailed to all stockholders of record and accompanies this Proxy Statement.
                                          By order of the Board of Directors,
                                          INFORMATION RESOURCES, INC.

                                          /s/ Monica M. Weed
                                          Monica M. Weed
                                          Secretary
Chicago, Illinois
April 18, 2001

                            ------------------------
                             YOUR VOTE IS IMPORTANT
                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
                            ------------------------

                                PROXY STATEMENT

                          INFORMATION RESOURCES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 2001

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to the stockholders of Information Resources, Inc., a Delaware corporation (the "Company"), 150 North Clinton Street, Chicago, Illinois 60661, in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of stockholders to be held on May 18, 2001, and any adjournments thereof (the "Meeting"). Stockholders of record as of the close of business on April 6, 2001 are entitled to notice of and to vote at the Meeting. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is April 18, 2001.

     Stockholders are urged to sign, date and complete the accompanying form of proxy and return it as soon as possible in the envelope provided for that purpose. Returning a proxy card will not prevent a stockholder from attending the Meeting. If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated on such proxy. If no specification is made, the proxy will be voted by the persons designated on the proxy (i) for the election as directors of the nominees named below (or substitutes therefor if any nominees are unable or unwilling to serve), and (ii) in the discretion of such persons, upon such matters not presently known or determined which may properly come before the Meeting. A stockholder who wishes to designate a person or persons to act as his or her proxy at the Meeting, other than the proxies designated by the Board of Directors, may strike out the names appearing on the enclosed form of proxy, insert the name of any other such person or persons, sign the form, and transmit it directly to such other designated person or persons for use at the Meeting.

     A stockholder who has given a proxy may revoke it at any time before it is voted by (i) submitting a subsequently dated proxy, (ii) written notification to the persons named therein as proxies, which may be mailed or delivered to the Secretary of the Company at the above address, or (iii) attendance at the Meeting and voting in person. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy. All shares represented by effective proxies will be voted at the Meeting and at any adjournments thereof.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Meeting.

     Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Meeting and present in person or by proxy. Votes withheld and broker non-votes are not counted toward a nominee's total.

     The Company has one class of stock outstanding, Common Stock, $.01 par value per share ("Common Stock"). On April 6, 2001, 29,054,577 shares of Common Stock were outstanding and entitled to one vote each on all matters considered at the Meeting. There are no cumulative voting rights with respect to the election of directors.

                            OWNERSHIP OF SECURITIES

     The following table shows the total number of shares of Company Common Stock beneficially owned as of the dates designated below, and the percentage of Company Common Stock so owned as of that date, with respect to each person who is known to be the beneficial owner of more than 5% of the Company's Common
Stock:

                                                                    AMOUNT AND
                                                                    NATURE OF
NAME OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
------------------------                                       --------------------    -------------------
State of Wisconsin Investment Board........................         3,114,000(2)              10.72
P.O. Box 7842
Madison, WI 53707
R. Eliot King and Associates Incorporated..................         2,657,349(3)               9.15
3000 Sand Hill Road
Building 2, Suite 245
Menlo Park, CA 94025
Dimensional Fund Advisors Inc. ............................         2,122,700(4)               7.31
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Merrill Lynch & Co., Inc. .................................         1,915,200(5)               6.59
(on behalf of Merrill Lynch Investment Managers)
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

     The following table shows the total number of shares of Company Common Stock beneficially owned as of April 6, 2001 and the percentage of Company Common Stock so owned as of that date with respect to (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table below (the "Named Executive Officers"), and (iii) all current directors and current executive officers as a group:

                                                                    AMOUNT AND
                                                                    NATURE OF
NAME OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
------------------------                                       --------------------    -------------------
James G. Andress...........................................            46,310                    *
Andrew G. Balbirer.........................................            54,421                    *
Timothy Bowles.............................................           125,000                    *
William B. Connell.........................................             5,521                    *
Joseph P. Durrett..........................................           798,025                 2.67
Edwin E. Epstein...........................................            39,010                    *
Bruce A. Gescheider........................................             5,166                    *
Edward C. Kuehnle..........................................            83,961                    *
Harry F. Kurz..............................................            51,216                    *
John D.C. Little, Ph.D.....................................           222,826                    *
Leonard M. Lodish, Ph.D....................................            91,289                    *
Edward E. Lucente..........................................            29,560                    *
Jeffrey P. Stamen..........................................            16,310                    *
Raymond H. Van Wagener, Jr.................................             4,166                    *
Thomas W. Wilson, Jr.......................................           145,889                    *
All current directors and current executive officers as a
  group (17 persons).......................................         1,759,294                 5.71

---------------
 *  Less than 1%.

(1) Based on 29,054,577 shares outstanding on April 6, 2001.

(2) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of January 10, 2001, which indicates that this reporting person is a government agency that manages public pension funds.

(3) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 7, 2001, which indicates that such shares are beneficially held on behalf of numerous clients of this reporting person, a registered investment advisor. The report also discloses certain shares owned by the president of the reporting person.

(4) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 6, 2001, which indicates that such shares are beneficially held on behalf of numerous clients of this reporting person, a registered investment advisor.

(5) Number of shares is based upon information set forth in Schedule 13G filed with the SEC as of February 6, 2001, which indicates that such shares are beneficially held by Merrill Lynch Investment Managers, an operating division of Merrill Lynch & Co., consisting of Merrill Lynch & Co.'s indirectly-owned asset management subsidiaries.

(6) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The number of shares disclosed for the following individuals includes stock options which are exercisable within 60 days of April 6, 2001 in the following amounts: (i) James G.
    Andress -- 38,750 options; (ii) Timothy Bowles -- 75,000 options; (iii) William B. Connell -- 625 options; (iv) Joseph P. Durrett -- 400,000 options; (v) Edwin E. Epstein -- 18,750 options; (vi) Bruce A.
    Gescheider -- 625 options; (vii) Edward C. Kuehnle -- 30,000 options; (viii) Harry F. Kurz -- 30,000 options; (ix) John D.C. Little, Ph.D. -- 40,266 options; (x) Leonard M. Lodish, Ph.D. -- 67,550 options; (xi) Edward E. Lucente -- 20,000 options; (xii) Jeffrey P. Stamen -- 8,750 options; (xiii) Raymond H. Van Wagener, Jr. -- 625 options; (xiv) Thomas W.
    Wilson -- 131,875 options; and (xv) all current directors and current officers as a group -- 882,464 options.

(7) Amounts include stock held for the benefit of the named individual in the Company's 401(k) Retirement Savings Plan as of April 6, 2001 in the following amounts: (i) Andrew G. Balbirer -- 146 shares; (ii) Joseph P. Durrett -- 781 shares; (iii) Edward C. Kuehnle -- 531 shares; (iv) Harry F. Kurz -- 506 shares; and (vi) all current directors and current officers as a group -- 2,586 shares. Also includes grants made pursuant to the Company's Nonqualified Defined Contribution Plan in the following amounts: (i) Andrew
    G. Balbirer -- 50,000 shares; (ii) Timothy Bowles -- 50,000 shares; (iii) Edward C. Kuehnle -- 50,000 shares; (iv) Harry F. Kurz -- 20,000 shares; and
    (v) all current directors and current officers as a group -- 190,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent stockholders of a publicly-held company. To the Company's knowledge, the Company's directors and executive officers satisfied all filing requirements except that the Company filed reports late on behalf of the following individuals: William B. Connell -- 1 report; Joseph P. Durrett -- 1 report; Leonard M. Lodish, Ph.D. -- 1 report; Mary Kaye
Sinclair -- 2 reports. In making the foregoing disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the Section 16 reports that they have filed with the SEC.

                             ELECTION OF DIRECTORS

                 (PROPOSAL NUMBER 1 ON THE ENCLOSED PROXY CARD)

     The By-laws of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen and will be determined from time to time by resolution of the Board of Directors. The number of directors is currently set at twelve. The Certificate of Incorporation of the Company provides for a classified Board of Directors consisting of three classes (as nearly equal in number as possible) and that the directors will be elected to hold office for terms of three years or until their successors are elected and qualified. By resolution, all non-employee directors elected or appointed after May 20, 1999 shall be limited to a maximum number of four 3-year terms (a total of 12 years). Those directors identified below as nominees for election have been nominated for election to full three-year terms ending in 2004. Also listed below are the remaining directors of the Company whose terms expire as indicated below. If the listed nominees are elected at the Meeting, the Board of Directors will have one vacancy.

     It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of the listed nominees. Proxies will not be voted for a greater number of nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specification, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, as of the date of this Proxy Statement, officials of the Company know of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

NOMINEES FOR ELECTION:

                                                              POSITIONS WITH COMPANY, BUSINESS
NAME                                          AGE              EXPERIENCE AND OTHER POSITIONS
----                                          ---             --------------------------------
William B. Connell........................    61     Director since August 1999; Current Chairman of the
                                                     Compensation Committee; Chairman of EDB Holdings,
                                                     Inc. since 1994; Director of The Remington Products
                                                     Company and The Baldwin Piano & Organ Company.
Leonard M. Lodish, Ph.D...................    57     Director since 1985; Current member of the Audit
                                                     Committee; Samuel R. Harrell Professor of the
                                                     Marketing Department and Chairman of the Global
                                                     Consulting Practicum at the Wharton School of
                                                     Business, University of Pennsylvania, since 1968;
                                                     Director of Franklin Electronic Publishers, Inc.
                                                     and J&J Snack Foods Corp.
Raymond H. Van Wagener, Jr................    49     Director since August 1999; Current member of the
                                                     Audit Committee; Chief Executive Officer of
                                                     dbDoctor, Inc. from January 2001 to the present;
                                                     Independent Consultant for Internet and consumer
                                                     technology services from February 1999 to December
                                                     2000; CEO of Infobeat, Inc. from January 1997 to
                                                     January 1999; Vice President and General Manager of
                                                     Procter & Gamble (Asia) from 1992 to 1998.
Thomas W. Wilson, Jr......................    69     Director since August 1991; Chief Executive Officer
                                                     of the Company from November 1998 to April 30,
                                                     1999; Chairman of the Board of Directors of the
                                                     Company from April 1995 to April 30, 1999; Current
                                                     Chairman of the Nominating Committee; Current
                                                     member of the Executive Committee; Senior Partner
                                                     of McKinsey & Company, management consultants, from
                                                     1973 until 1990 (retired).

TERMS EXPIRING IN 2002:

                                                              POSITIONS WITH COMPANY, BUSINESS
NAME                                          AGE              EXPERIENCE AND OTHER POSITIONS
----                                          ---             --------------------------------
James G. Andress..........................    62     Director since November 1989; Current Chairman of
                                                     the Audit Committee; Current member of the
                                                     Nominating Committee; President and Chief Operating
                                                     Officer of the Company from March 1994 to September
                                                     1995; Chief Executive Officer from May 1990 to
                                                     September 1995; Vice Chairman from July 1993 until
                                                     March 1994; Chairman, Director and Chief Executive
                                                     Officer of Warner-Chilcott PLC from November 1996
                                                     to November 2000; Director of Sepracor, Inc.,
                                                     Option Care, Inc., Xoma Corporation, and Allstate
                                                     Corporation.
Edwin E. Epstein..........................    77     Director since 1987; Current member of the
                                                     Compensation and Audit Committees; President of
                                                     Retailing Insights, Inc., food industry
                                                     consultants, since 1971.
Edward E. Lucente.........................    61     Director since 1991; Current member of the
                                                     Compensation Committee; President, Chief Executive
                                                     Officer and Chairman of the Board of QMS, Inc. from
                                                     January 1998 to January 2001; President and Chief
                                                     Executive Officer of Liant Software Corp. from May
                                                     1995 to January 1998; Director of Saga Software,
                                                     Inc.
Jeffrey P. Stamen.........................    54     Director since 1994; current member of the
                                                     Executive Committee; President -- IRI Software from
                                                     February 1991 to July 1995; Vice President of the
                                                     Company from January 1986 to July 1995; Chief
                                                     Executive Officer and Director of Syncra Systems,
                                                     Inc. since September 1998; Senior Vice-President of
                                                     the OLAP Division of Oracle Corporation from July
                                                     1995 to September 1998.

TERMS EXPIRING IN 2003:
Joseph P. Durrett.........................    55     Chairman of the Board of Directors, Chief Executive
                                                     Officer and President of the Company since April
                                                     1999; Current member of the Executive and
                                                     Nominating Committees; President and Chief
                                                     Executive Officer of Broderbund Software Inc. from
                                                     October 1996 to December 1998; Chief Operating
                                                     Officer of Advo, Inc. from September 1992 to July
                                                     1996.
Bruce A. Gescheider.......................    54     Director since August 1999; Current member of the
                                                     Nominating and Compensation Committees; President
                                                     and CEO of ACCO World Corporation from 1997 to
                                                     2000; President and CEO of ACCO North America from
                                                     1991 to 1997.
John D.C. Little, Ph.D....................    73     Director since 1985; Current Chairman of the
                                                     Executive Committee; Current member of the
                                                     Nominating Committee; Institute Professor,
                                                     Massachusetts Institute of Technology since 1989
                                                     (professor since 1962); Co-Founder and Chairman,
                                                     Management Decision Systems, Inc. from 1967 to
                                                     1985, Co-Founder and Director of InSite Marketing
                                                     Technology from 1997 to 1999.

COMMITTEES OF THE BOARD OF DIRECTORS, MEETINGS AND COMPENSATION OF DIRECTORS

     During 2000, the Board of Directors met on four occasions. All members, with the exception of Edward Lucente, attended at least 75% of the Board of Directors' meetings and their respective Committee meetings. The Board of Directors maintains an Executive Committee, Audit Committee, Compensation Committee, and Nominating Committee.

     The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between the meetings of the Board, except as provided by the by-laws or limited by the provisions of the Delaware General Corporation Law. The Executive Committee met during 2000 on one occasion.

     The Audit Committee recommends to the Board of Directors the appointment of the independent auditors for the following year and reviews the scope of the audit, the independent auditors' report and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting policies. The Audit Committee met during 2000 on four occasions. In 2000 the Board of Directors of the Company adopted an Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee satisfies the independence requirements established by Rule 4200(a)(15) of the NASD listing standards.

     The Compensation Committee is responsible for reviewing and approving salaries and other compensation for the Company's executive officers. The Compensation Committee met during 2000 on two occasions.

     The Nominating Committee is responsible for identifying potential candidates to serve on the Board of Directors, considering the appropriateness of nominations made by others and making recommendations to the Board of Directors regarding potential candidates. The Nominating Committee met during 2000 on one occasion.

     Directors of the Company who are also employees do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Pursuant to the Company's Stock Plan for Independent Directors, non-employee Directors are issued shares of Common Stock in lieu of 75 percent of the cash retainer otherwise payable for his or her services on the Board. Pursuant to this plan, each non-employee Director who served for all of 2000 received 2,183 shares of Common Stock for services rendered in 2000 and an annual retainer fee of $5,250. Each non-employee director also receives a $1,000 cash attendance fee for each board meeting attended in person. Each non-employee Director who serves on a committee (excluding the Chairperson) receives an additional annual cash fee of $2,500. Chairpersons of such committees each receive an additional annual cash fee of $5,000. Each non-employee committee member also receives a $500 cash attendance fee for each committee meeting attended in person or telephonically. Total cash fees for committee membership, attendance fees and the cash portion of the annual retainer paid during 2000 to non-employee Directors were as follows:
James G. Andress -- $21,927.98; William B. Connell -- $13,754.98; Edward E. Epstein -- $16,839.98; Bruce A. Gescheider -- $12,791.98 (of which $5,916.98 was deferred); John D. C. Little -- $14,667.98; Leonard M. Lodish -- $9,166.98 (of which $4,541.98 was deferred); Edward E. Lucente -- $13,426.98; Jeffrey P. Stamen -- $8,666.98; Raymond H. Van Wagener, Jr. -- $13,753.98 (of which $6,378.98 was deferred); and Thomas W. Wilson, Jr. -- $16,253.98 (of which $7,878.98 was deferred).

     Each non-employee Director receives an annual grant of 2,500 stock options. During 2000, the Company granted options to purchase 2,500 shares of the Company's Common Stock to each of the non-employee Directors. The exercise price of these options was $5.25, the market value of the Company's Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

     The following information regarding compensation is given with respect to
(i) the person who served as Chief Executive Officer of the Company during 2000, and (ii) the Company's other executive officers for 2000.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving the annual salary, bonus and other compensation of the Company's executive officers. The Committee also makes recommendations with respect to stock option grants to the Company's executive officers. The Committee is composed entirely of outside directors.

     The goals of the Company's compensation programs are to align executive compensation with the Company's performance, and to attract, retain and reward executive officers who contribute to the Company's success within a highly competitive information and technology industry. The programs are intended to support the goal of increasing stockholder value by achieving specific financial and strategic objectives.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on executive compensation in future years. Section 162(m) disallows a tax deduction by any publicly held corporation for individual compensation exceeding $1 million in any taxable year for a Named Executive Officer, unless compensation is performance based. The Committee has determined that, while Section 162(m) should be given consideration in compensating executive officers, the Committee's compensation philosophy should not be arbitrarily altered in order to limit or maintain executive compensation within the Section 162(m) deduction limit. The Committee has, however, determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to permit all amounts paid to the Named Executive Officers to be deductible by the Company.

  Compensation of Executive Officers Generally

     The Company's fundamental compensation philosophy is to relate the total compensation package for an executive officer directly to his or her contribution to the Company's performance objectives. Each executive's incentive, or "at risk," compensation is typically directly tied to the achievement of both Company and individual objectives, including both quantitative and qualitative objectives. The performance objectives of each executive officer differ depending upon individual roles and responsibilities within the management group and typically include performance objectives for both the Company and a business unit or function for which the executive officer has direct involvement. Certain elements of compensation for individual executive officers are also dictated by employment agreements that are in place.

     In 2000, the Committee emphasized financial, strategic, quality and cost reduction oriented objectives. It generally based its determination of executive performance upon the achievement of the following pre-established objectives:
(i) improvement of the Company's earnings per share; (ii) improvement of the Company's cash flow; and (iii) other quantitative and qualitative strategic objectives which included cost reductions through Project Delta, quality improvement initiatives, marketing and technical development projects.

     For the year ended December 31, 2000, the Company's consolidated revenues decreased 3% compared to 1999. The lag effect of 1999 client losses and the weakness of European currencies versus the dollar were the primary causal factors for the decline. After adjusting for lost clients, U.S. revenue grew at 5.6% while International revenue grew 15% in local currencies. Earnings from operations were $3.6 million, a decline of $1.0 million versus 1999. The earnings impact of U.S. client losses was mostly offset by a combination of revenue gains from new and existing clients, reduced costs in the U.S. and improved international operating performance where operating losses declined from $9.2 million in 1999 to $1.3 million in 2000. Net losses for the year, including restructuring and other charges were $7.5 million or $.26 per diluted share compared to a net loss of $18.4 million or $.66 per diluted share in 1999.

     The Company's executive compensation package consists of three principal components: (i) base salary; (ii) potential for an annual cash bonus; and (iii) the opportunity to earn stock option grants and/or allocations of stock under the Company's Nonqualified Defined Contribution Plan. The Company generally seeks to position its compensation package for each executive position at a level which, for outstanding performance, is at or somewhat above industry average. In addition, the Company strives to make as much of the total compensation mix as possible variable, based on performance.

     Salary. The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers the level and scope of responsibility, experience, and Company and individual performance compared to the preceding year, contractual provisions in employment and other agreements, as well as competitive market data on salary levels. On May 1, 2000, four executive officers received salary increases based on their 1999 performance.

     In 1999, the Company adopted the Information Resources, Inc. Executive Deferred Compensation Plan to provide certain employees of the Company with an opportunity to accumulate additional financial security by deferring compensation amounts in excess of the amount which may be deferred under the Company's 401(k) Retirement Savings Plan. Participation in the Executive Deferred Compensation Plan is limited to executives of the Company at the Senior Vice-President level and above or any other executive of the Company approved by the committee charged with administering the plan. The Company adopted the plan to aid in attracting and retaining executives of exceptional ability. Five executive officers of the Company participated in the Executive Deferred Compensation Plan in 2000.

     Cash Bonuses. During fiscal year 2000, each executive officer of the Company was eligible for a target annual incentive bonus calculated by the Committee as a percentage of the officer's base salary. Target bonus is defined as the payment earned if an officer achieves 100% of his/her objectives including Company and business unit financial objectives. The Company's bonus plan allows for the payment of adjusted (i.e. lower or higher) amounts based on the comparison of results against objectives. For 2000, bonus targets ranged from 28% to 60% of an executive officer's salary. As stated above, in determining the cash bonuses, the Committee considered Company performance as well as other qualitative objectives. A specified portion of this target bonus (generally as high as 50%) is based on the achievement of Company-wide financial objectives. The balance is based on individual objectives, which may be either quantitative or qualitative. Individual objectives primarily focused upon progress made toward generating new revenue, creating and implementing productivity and cost reduction initiatives and implementing quality enhancement measures. In 2001, seven executive officers received cash bonuses for services rendered in 2000. The bonus amounts awarded to the Company's executive officers ranged from 31% to 50% of their targeted bonus potential, excluding those executive officers who were hired during 2000 for whom specific bonus amounts were contractually guaranteed for 2000.

     Option Grants. The Compensation Committee is responsible for determining which executive officers to whom grants should be made, the timing of the grants, the exercise price per share and the number of shares subject to each option. The Compensation Committee has final approval of option grants made to executive officers. Stock options granted to executive officers generally vest over a four-year period and are typically granted with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. The ultimate value of stock options is directly tied to change in the value of a share of Common Stock. The Committee also considers the amount and terms of options already held by a particular officer, the role of each executive in accomplishing the Company's performance objectives and the highly competitive nature of the Company's industry.

     Stock Allocations Pursuant to Nonqualified Defined Contribution Plan. In the fourth quarter of 1999, the Company adopted the Information Resources, Inc. Nonqualified Defined Contribution Plan (the "Defined Contribution Plan") in order to better align the interests of employees of the Company and its affiliates with the interests of the Company's stockholders. The Defined Contribution Plan, which became effective as of December 3, 1999, is intended to create an incentive for participants to work for the success of the Company by providing them with an opportunity to share in the Company's success through equity ownership.

     The Committee believes that stock based incentives for executive officers are an important feature of the Company's executive compensation package. The Committee believes that stock based incentives directly motivate an executive to maximize long-term stockholder value and provide the executive officer with the opportunity to share in the appreciation of the value of the stock of the Company. During 2000, the Company awarded stock options to four executive officers for performance and two executive officers upon hire, and allocated shares under the Nonqualified Defined Contribution Plan to the Common Stock accounts to one executive officer upon hire.

     Compensation of the Chief Executive Officer. The office of Chief Executive was served by Mr. Joseph P. Durrett who also holds the title of Chairman and President. During 2000, the Company compensated Mr. Durrett utilizing the same philosophy and general criteria used for other executive officers as described above. Mr. Durrett's principal quantitative performance objectives included specific earnings per share and cash flow targets (50% weight) and other strategic objectives including implementing Project Delta, new business initiatives, and progress against the Company's "Big Five" corporate objectives.

     During 2000, Mr. Durrett received $525,000 of salary and a $104,160 cash bonus (31% of target) based on his achievement of Company financial and personal objectives in 2000. Mr. Durrett elected to receive no salary increase in 2000 and instead elected to have the amount of this salary increase included within his target bonus amount for calendar year 2000, thereby placing his salary increase at risk based upon his and the Company's performance in 2000. Based on Company results, Mr. Durrett received only 31% of his targeted bonus amount, thereby receiving only 31% of the 4% salary increase he would otherwise have been entitled to receive. Mr. Durrett has elected to treat his annual salary increase for 2001 in this same manner. Based on the terms of Mr. Durrett's employment agreement, Mr. Durrett was granted 225,000 stock options on May 4, 2000 at an exercise price of $12.00 and 75,000 stock options on January 30, 2001 at an exercise price of $4.2813, which represented the fair market value on that date. In addition, on March 20, 2000 the Committee approved $870 per month of additional living expenses for Mr. Durrett.

     The foregoing report has been approved by the current members of the Compensation Committee.
                                          The Compensation Committee

                                          William B. Connell, Chairman
                                          Edwin E. Epstein
                                          Bruce A. Gescheider
                                          Edward E. Lucente

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation to the Named Executive Officers for services rendered to the Company for the Company's last three fiscal years:

                                                                            LONG TERM
                                                                       COMPENSATION AWARDS
                                       ANNUAL                      ----------------------------
                                    COMPENSATION                   RESTRICTED       SECURITIES
                                    ------------                     STOCK          UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR      SALARY        BONUS          AWARD(S)       OPTIONS/SARS    COMPENSATION(1)
---------------------------  ----   ------------    --------       ----------      ------------    ---------------
Joseph P. Durrett(2).....    2000     $525,000      $148,160(3)                      225,000(5)       $  4,725
  Chief Executive Officer,   1999      352,695       201,400(3)    $2,402,500(4)     600,000(5)          4,500
  President and Chairman
  of the Board
Andrew G. Balbirer(6)....    2000      276,250        70,000(7)                      175,000(8)        344,729(9)
  Chief Financial Officer
Timothy Bowles(10).......    2000      277,259        58,300                          50,000            45,587(11)
  Group President,           1999      272,111       103,422                          20,000           511,203(12)
  International Services
Edward C. Kuehnle(13)....    2000      312,977        44,000                          15,000            73,985(14)
  Group President,           1999      284,693        94,443                          40,000           470,150(15)
  North American Services
Harry F. Kurz(16)........    2000      288,250        50,700                          15,000           154,794(18)
  Division President,        1999      146,163                                        90,000(17)       336,239(19)
  Strategic Business
  Development

---------------
 (1) Except as otherwise noted, represents contributions made by the Company to the Information Resources, Inc. 401(k) Retirement Savings Plan.

 (2) Mr. Durrett joined the Company as Chief Executive Officer, President and Chairman of the Board on April 30, 1999.

 (3) $44,000 of this amount was guaranteed as a part of Mr. Durrett's employment agreement.

 (4) Mr. Durrett was awarded 310,000 shares of Company stock which are subject to certain restrictions outlined in a Restricted Stock Agreement between Mr. Durrett and the Company. The value of such shares is based upon the fair market value of the Company's stock, $7.75, on April 30, 1999, the date of grant.

 (5) Options granted pursuant to terms of employment agreement.

 (6) Mr. Balbirer joined the Company's executive management team in February
     2000.

 (7) Minimum of $70,000 bonus guaranteed as part of employment contract.

 (8) Options granted February 18, 2000 pursuant to terms of employment agreement.

 (9) In 2000, 50,000 shares of Company stock were allocated to a stock account maintained for the benefit of Mr. Balbirer pursuant to the Company's Nonqualified Defined Contribution Plan. The value of such shares, $343,750, is based upon the fair market value of the Company's stock, $6.875, on February 18, 2000, the date of grant.

(10) Mr. Bowles joined the Company's executive management team in June 1999.

(11) Mr. Bowles received perquisites valued at $45,587 in 2000, consisting of contributions to a pension fund on behalf of Mr. Bowles ($27,725) and a company car reimbursement of related car expenses ($17,862).

(12) In 1999, 50,000 shares of Company stock were allocated to a stock account maintained for the benefit of Mr. Bowles pursuant to the Company's Nonqualified Defined Contribution Plan. The value of such shares, 465,650, is based upon the fair market value of the Company's stock, $9.312, on December 6,

     1999, the date of grant. Mr. Bowles also received perquisites valued at $45,553 in 1999, consisting of contributions to a pension fund on behalf of Mr. Bowles ($27,208) and a company car and reimbursement of related car expenses ($18,345).

(13) Mr. Kuehnle joined the Company's executive management team in November
     1999.

(14) Mr. Kuehnle received perquisites valued at $69,734 in 2000 for reimbursement of relocation expenses.

(15) In 1999, 50,000 shares of Company stock were allocated to a stock account maintained for the benefit of Mr. Kuehnle pursuant to the Company's Nonqualified Defined Contribution Plan. The value of such shares, $465,650, is based upon the fair market value of the Company's stock, $9.312, on December 6, 1999, the date of grant.

(16) Mr. Kurz joined the Company's executive management team in June 1999.

(17) Options granted June 21, 1999 pursuant to terms of employment contract.

(18) Mr. Kurz received perquisites valued at $48,569 in 2000, consisting of reimbursement of relocation expenses. This amount also includes $101,500 representing the second half of a sign-on bonus Mr. Kurz was guaranteed when he joined the Company as compensation for the value of stock options and bonus he forfeited at his prior employer when he resigned to join the Company.

(19) In 1999, 20,000 shares of Company stock were allocated to a stock account maintained for the benefit of Mr. Kurz pursuant to the Company's Nonqualified Defined Contribution Plan. The value of such shares, 186,240, is based upon the fair market value of the Company's stock, $9.312, on December 6, 1999, the date of grant. Mr. Kurz also received perquisites valued at $48,499 in 1999 for reimbursement of relocation expenses. This amount also includes $101,500 representing the first half of a sign-on bonus Mr. Kurz was guaranteed when he joined the Company as compensation for the value of stock options and bonus he forfeited at his prior employer when he resigned to join the Company.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options and stock appreciation rights (SARs) granted in 2000 for each of the Named Executive Officers:

                                INDIVIDUAL GRANTS
                         --------------------------------                              POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF      PERCENT OF TOTAL                                 ASSUMED ANNUAL RATES OF
                          SECURITIES       OPTIONS/SARS                                 STOCK PRICE APPRECIATION FOR
                          UNDERLYING        GRANTED TO                                         OPTION TERM(3)
                         OPTIONS/SARS      EMPLOYEES IN      EXERCISE    EXPIRATION    ------------------------------
NAME                      GRANTED(1)       FISCAL YEAR       PRICE(2)       DATE            5%               10%
----                     ------------    ----------------    --------    ----------    -------------    -------------
Joseph P. Durrett......    225,000             6.61           12.00      05/20/2010     $1,698,015       $4,303,105
Andrew G. Balbirer.....    175,000             5.15           6.875      02/18/2010        756,638        1,917,471
Timothy Bowles.........     50,000             1.47           4.125      07/10/2010        129,710          328,709
Edward C. Kuehnle......     15,000             0.44           4.125      07/10/2010         38,913           98,613
Rick Kurz..............     15,000             0.44           4.125      07/10/2010         38,913           98,613

---------------
(1) Unless indicated otherwise, represents stock options.

(2) Represents the fair market value of the Company's Common Stock on the date of grant, except for options granted to Mr. Durrett, which were granted at $12.00 per share in accordance with the terms of Mr. Durrett's employment agreement.

(3) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the price of the Company's Common Stock.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

     The following table sets forth certain information regarding stock options and SARs exercised during 2000 for each of the Named Executive Officers.

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS/SARS AT                 OPTIONS/SARS AT
                                  SHARES                         FISCAL YEAR END                FISCAL YEAR END(1)
                                ACQUIRED ON     VALUE      ----------------------------    ----------------------------
NAME                             EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                            -----------    --------    -----------    -------------    -----------    -------------
Joseph P. Durrett...........         0            0          200,000         625,000            0               0
Andrew G. Balbirer..........         0            0                0         175,000            0               0
Timothy Bowles..............         0            0           75,000          65,000            0               0
Edward C. Kuehnle...........         0            0           30,000          85,000            0               0
Rick Kurz...................         0            0           30,000          75,000            0               0

---------------
(1) The value of "in-the-money options" represents the difference between the exercise price of such option and the stock price, which was $3.3125 per share at the close of business on December 29, 2000.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock over the past five fiscal years with the cumulative total return of (i) the Peer Group Index, and (ii) the Standard & Poors 500 Composite Index. The Company has added the Peer Group Index in place of the Paine Webber LLC Marketing Services Index, which is no longer available.
[PERFORMANCE GRAPH]

                                                  INFORMATION RESOURCES            PEER GROUP                   S & P 500
                                                  ---------------------            ----------                   ---------
Dec-95                                                   100.00                      100.00                      100.00
Dec-96                                                   113.13                      106.60                      122.96
Dec-97                                                   108.08                      114.02                      163.98
Dec-98                                                    82.33                      121.52                      210.84
Dec-99                                                    74.75                      121.08                      255.22
Dec-00                                                    26.76                      113.85                      231.98

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with all five Named Executive
Officers.

     Mr. Durrett's agreement provides for: (i) a minimum base salary of $525,000 per year; (ii) bonus, other incentive compensation and general benefits available to other senior officers; (iii) three equal annual supplemental bonuses of $44,000 each payable in 2000, 2001 and 2002 as long as Mr. Durrett is employed by the Company on the date of payout; (iv) supplemental executive retirement plan ("SERP") benefit in the amount of $1,614,000 payable on an annual basis over 18 years, provided Mr. Durrett meets the vesting requirements of the SERP; (v) stock option grants as follows, as long as Mr. Durrett is employed by the Company on the date of grant: 250,000 stock options at fair market value on April 30, 1999; 350,000 stock options on May 20, 1999 at an exercise price equal to $8.375; 225,000 stock options on or before May 20, 2000 at an exercise price equal to $12.00 per share; and 75,000 stock options at fair market value on January 30, 2001; and (vi) 310,000 shares of Common Stock of the Company, subject to certain restrictions as to vesting. Mr. Durrett's Agreement also contains restrictive covenants for the benefit of the Company for a period of three years following termination.

     While Mr. Durrett was originally entitled to receive a grant of 300,000 options on or before May 20, 2000, the Company determined that it did not have an adequate number of options available at that time to provide Mr. Durrett with this full grant. As a result, Mr. Durrett's agreement was amended to provide for the grant of 225,000 stock options in May 2000 with an exercise price of $12.00 and 75,000 stock options on January 30, 2001 at an exercise price of $4.2813, the then current fair market value.

     If Mr. Durrett's agreement is terminated by the Company without Cause or by Mr. Durrett for Good Reason, Mr. Durrett is entitled to receive his base salary for a period of three years following the termination date, certain pro rated bonus payments, and the right to continue to participate in certain benefit plans for three years following termination. Similarly, if Mr. Durrett's employment is terminated within six months after a Change of Control, other than for Cause, he is entitled to receive such severance benefits for three years. Regardless of the reason for termination of Mr. Durrett's employment, he is entitled to receive the SERP amount if he has met all SERP requirements at the time of termination.

     If a Change of Control occurs before the second anniversary of Mr. Durrett's employment, any options held by Mr. Durrett will continue to vest in accordance with their original vesting schedule, regardless of whether or not Mr. Durrett continues to be employed by the Company, unless he is terminated for Cause. If a Change of Control occurs after the second anniversary of Mr. Durrett's employment and Mr. Durrett's employment terminates for any reason other than Cause within six months after the Change in Control, all vested and unvested options held by Mr. Durrett will immediately vest and remain exercisable for a period of two years after termination of his employment. If Mr. Durrett's employment is terminated due to his death or disability, all unvested options will immediately vest and be exercisable by Mr. Durrett or his estate for 24 months after his death or termination of employment. If Mr. Durrett terminates his employment for Good Reason, all stock options then held by him continue to vest and remain exercisable in accordance with their original vesting schedule. If the Company terminates Mr. Durrett's employment without Cause, all vested options held by Mr. Durrett on the date of termination will remain exercisable for a period of 24 months after such termination. If the Company terminates Mr. Durrett's employment for cause, all vested options shall remain exercisable for 30 days after such termination.

     Mr. Balbirer's agreement provides for: (i) a minimum base salary of $325,000 per year; (ii) participation in the Company's bonus plan; (iii) the right to participate in all benefit plans applicable to similarly situated executives of the Company and to receive all other benefits or perquisites generally provided to other executives of the Company; and (iv) a guaranteed minimum bonus payout of $70,000 for calendar year 2000. Mr. Balbirer's agreement also contains restrictive covenants for the benefit of the Company for a period of two years following termination.

     Mr. Kuehnle's agreement provides for: (i) a minimum base salary of $317,200 per year; (ii) participation in the Company's bonus plan; and (iii) the right to participate in all benefit plans applicable to similarly situated executives of the Company and to receive all other benefits or perquisites generally provided to other executives of the Company. Mr. Kuehnle's agreement also contains restrictive covenants for the benefit of the Company for a period of two years following termination.

     As part of Mr. Kuehnle's agreement to relocate to the Company's Chicago headquarters in 2000, the following terms apply: (a) Mr. Kuehnle is entitled to receive reimbursement of his mortgage differential for a period of three years;
(b) if Mr. Kuehnle's employment with the Company is terminated without Cause, his responsibilities are significantly reduced without Cause or he ceases to report directly to the Chief Executive Officer of the Company without Cause (in any case other than in the event of a Change in Control) prior to the first anniversary of the date of his relocation to Chicago, Mr. Kuehnle shall be entitled to receive severance pay equal to 140% of his base salary for the following 24 months and continuation of benefits in accordance with the Company's standard severance policy for the severance period; (c) if Mr. Kuehnle's employment with the Company is terminated without Cause, his responsibilities are significantly reduced without Cause or he ceases to report directly to the Chief Executive Officer of the Company without Cause (in any case other than in the event of a Change in Control) between the first and second anniversaries of the date of his relocation to Chicago, Mr. Kuehnle shall be entitled to receive severance pay equal to 140% of his base salary for the number of months equal to 24 less one month for each month or portion of a month during the year that Mr. Kuehnle was in the employ of the Company and continuation of benefits in accordance with the Company's standard severance policy for the severance period; (d) if Mr. Kuehnle's employment with the Company is terminated as set forth in clause (b) or (c) above, any stock options held by Mr. Kuehnle that would otherwise vest in the succeeding 18-month period shall vest immediately and shall be exercisable in accordance with their original vesting schedule; and (e) if Mr. Kuehnle's employment with the Company is terminated by IRI without Cause, his responsibilities are significantly reduced without Cause or he ceases to report directly to the Chief Executive Officer of the Company without Cause (in any case other than in the event of a Change in Control), the Company will reimburse Mr. Kuehnle in an amount not to exceed $100,000, for his relocation to another location in the U.S. within 1 year after termination of his employment. The benefits outlined in clauses (b),
(c) and (d) above are in lieu of other similar types of severance benefits outlined in Mr. Kuehnle's agreement to which Mr. Kuehnle would otherwise be entitled in the circumstances described above.

     Mr. Kurz's agreement provides for: (i) a minimum base salary of $291,821.50 per year; (ii) participation in the Company's bonus plan; and (iii) the right to participate in all benefit plans applicable to similarly situated executives of the Company and to receive all other benefits or perquisites generally provided to other executives of the Company.

     The following severance terms are contained in the employment agreements for each of Mr. Balbirer, Mr. Kuehnle and Mr. Kurz (each referred to below as the "Executive"):

     If the Company terminates the agreement for Cause, the Company shall have no further liability to the Executive except for accrued salary and other compensation owed to the Executive at the time of termination. If the Company terminates the agreement other than for Cause or Disability and except in the case of a Change in Control, the Executive is entitled to receive: (i) his base salary for a period of 12 months following the termination date; (ii) a prorated bonus for the year in which the termination occurs based upon the Executive's targeted bonus amount for that year; (iii) continuation of the medical, dental, hospitalization, prescription drug and life insurance coverage and benefits provided to the Executive immediately prior to the date of termination for a 12-month period after the termination date; (iv) continued vesting of all unvested stock options during this 12-month period; and (v) reimbursement of executive outplacement services for up to one year, not to exceed $20,000.

     Mr. Bowles' employment agreement was amended and restated as of May of 2000 to reflect that Mr. Bowles is employed by the Company's majority-owned subsidiary, IRI InfoScan Ltd. ("IRI InfoScan") rather than the Company and to amend the provisions related to Change in Control (as defined in the agreement) to mirror the provisions regarding Change in Control contained in the employment agreements of the Company's other executive officers. Mr. Bowles' agreement provides for: (i) a minimum base salary of L154,650 (British Pounds) per year;
(ii) participation in IRI InfoScan's bonus plan; (iii) an annual pension contribution equal to 10% of Mr. Bowles' base salary; and (iv) the right to participate in all benefit plans applicable to senior officers of IRI InfoScan.

     If Mr. Bowles' agreement is terminated without Cause other than following a Change in Control, all unvested options held by Mr. Bowles shall immediately vest as of the date of termination and shall be exercisable by Mr. Bowles or his estate for a period of 13 months following termination. If Mr. Bowles terminates his agreement for Good Reason other than following a Change in Control, Mr. Bowles is entitled to receive: (i) his base salary for a period of 12 months following the termination date; (ii) the right to continue to participate, during the 12-month period following termination, in those employee benefit plans in which Mr. Bowles was participating immediately prior to his termination; and (iii) all unvested options shall continue to vest during this 12-month period. If IRI InfoScan terminates Mr. Bowles' employment for Cause, IRI InfoScan shall have no further liability to Mr. Bowles except for accrued salary and other compensation owed to Mr. Bowles at the time of termination. If Mr. Bowles' employment with IRI InfoScan is terminated within 24 months following a Change in Control either by IRI InfoScan without Cause or by Mr. Bowles for Good Reason, the Change in Control terms set forth below shall apply.

     The following terms regarding termination of employment following a Change in Control are contained in the employment agreements for each of Mr. Balbirer, Mr. Bowles, Mr. Kuehnle and Mr. Kurz (each referred to below as the "Executive"):

     If the Executive's employment with the Company (or IRI InfoScan, in the case of Mr. Bowles) is terminated within 24 months following a Change in Control either by the Company (or IRI InfoScan, in the case of Mr. Bowles) without Cause or by the Executive for Good Reason, the Executive is entitled to receive: (i) an amount equal to two times the sum of (A) the Executive's base salary (at the rate in effect on the date of termination or, if greater, at the rate in effect immediately prior to the Change in Control), and (B) the greater of the highest bonus amount paid or payable to Executive in any of the three full fiscal years of the Company (or IRI InfoScan, in the case of Mr. Bowles) immediately preceding the date of termination or the Executive's targeted bonus amount for the year in which the date of termination occurs; (ii) continuation of the medical, dental, hospitalization, prescription drug and life insurance coverage and benefits provided to the Executive immediately prior to the Change in Control for a 24-month period after the termination of Executive's employment;
(iv) immediate vesting of all unvested stock options and continued exercisability for all stock options during this 24-month period unless the options sooner expire by their terms; (v) reimbursement of executive outplacement services for up to one year, not to exceed $20,000; and (vi) within 10 days after the date of termination, an amount in a single cash payment equal to two times the amount of the Company matching contribution payable on the Executive's behalf to the Company's 401(k) Plan or, in Mr. Bowles' case, a single cash payment equal to two times the amount of IRI InfoScan's annual contribution payable on Mr. Bowles' behalf to IRI InfoScan's Group Pension Scheme.

                              CERTAIN TRANSACTIONS

     The Company has entered into a consulting agreement with Thomas Wilson, Jr., a director of the Company. Pursuant to this agreement, Mr. Wilson was paid $78,000.00 in 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

     The foregoing report has been approved by the current members of the Audit Committee.

                                          The Audit Committee

                                          James G. Andress, Chairman
                                          Raymond H. Van Wagener, Jr.
                                          Edwin E. Epstein
                                          Leonard M. Lodish

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Company's financial statements for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors. Ernst & Young has been selected as the Company's independent auditors for fiscal year 2001. Fees for fiscal year 2000 were: Annual Audit -- $348,000; audit related services -- $86,000; and all other non-audit services -- $140,000. Fees for total audit related and all other non-audit services were $226,000 for fiscal year 2000.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     In order for a proposal by a stockholder of the Company to be included in the Company's Proxy Statement and form of proxy for the 2002 Annual Meeting of stockholders, the proposal must be received by the Company at its executive offices located at 150 North Clinton, Chicago, Illinois 60661-1416 no later than December 19, 2001. If the Company is not notified of a stockholder proposal by March 4, 2002, then the proxies held by management of the Company may provide the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

                                 OTHER MATTERS

     The Company knows of no matters, other than those referred to herein, which will be presented at the Meeting. If, however, any other appropriate business should properly be presented at the Meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company has engaged Automatic Data Processing, Inc. (ADP) to assist in the distribution of proxy materials to shareholders of the Company. ADP will receive a fee for such services of approximately $4,000, plus reimbursement of its reasonable out-of-pocket expenses. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10K, filed with the Securities and Exchange Commission, is available without charge on the Company's website at www.infores.com under the heading Investor Relations, or upon written request addressed to the Corporate Secretary of the Company, 150 North Clinton, Chicago, Illinois 60661-1416.

                                          By order of the Board of Directors,
                                          INFORMATION RESOURCES, INC.

                                          /s/ Monica M. Weed
                                          Monica M. Weed
                                          Secretary

Chicago, Illinois
April 18, 2001

                                                                      APPENDIX A

                          INFORMATION RESOURCES, INC.

                            AUDIT COMMITTEE CHARTER
                        LAST UPDATED: NOVEMBER 16, 2000

     The Audit Committee of the Board of Directors of Information Resources, Inc. (the Company) provides assistance to the Board in satisfying its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company's outside auditors and the adequacy of disclosure to shareholders and to the public.

  Membership

     The Audit Committee shall consist of not fewer than three financially literate members of the Board of Directors. All members must be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with their independent judgment.

  Responsibilities

     The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting, reporting and the underlying internal controls, as well as the financial aspects of the Company's information technology activities. Through its activities, the Committee will facilitate open communication among directors, the Company's independent auditors, its internal audit function, and corporate management. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. The Committee shall also have the authority to amend this Charter from time to time as the Committee may, in its discretion, deem necessary or appropriate. Members of the Committee may participate telephonically in any meeting. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

     Specifically, the Audit Committee will:

          1. In connection with the outside auditor's review of the interim financial statements to be included in any Form 10-Q of the Company and the outside auditor's audit of the year-end financial statements to be included in the Form 10-K of the Company, discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of such quarterly review or annual audit including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of discussion regarding the quarterly review of the Company's interim financial statements.

          2. Recommend to the Board, annually, the appointment of a firm of independent public accountants as the Company's outside auditors. The independent or outside auditor's ultimate accountability is to the board of directors and the audit committee, as representatives of the shareholders, and these shareholder representatives have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor.

          3. Review with representatives of the independent auditors:

           - The plan for, scope and results of its annual audit of the Company's financial statements.

           - Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company's internal controls, policies, and procedures.

           - Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements.

          - All fees for their services.

          4. Ensure that it receives from the outside auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board 1. Further, the audit committee has a responsibility to actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for asking or recommending that the full board take appropriate action to ensure the independence of the outside auditor.

          5. Review the work of the Company's internal audit department with the Internal Auditor including management's responses to recommendations made and plans for future audit coverage.

          6. Review compliance by officers and employees with the Company's policies on business ethics and public responsibility.

          7. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

          8. Provide the opportunity to meet privately during the regularly held meetings in confidential executive sessions with the independent accountants, the Internal Auditor and management.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

[INFORMATION                  VOTE BY INTERNET - www.proxyvote.com
RESOURCES INC. LOGO]
C/O PROXY SERVICES            Use the Internet to transmit your voting
P.O. BOX 9142                 instructions and for electronic delivery of
FARMINGDALE, NY 11735         information up until 11:59 P.M. Eastern Time the
                              day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit
                              Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                              VOTE BY PHONE - 1-800-690-6903
                              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                              VOTE BY MAIL -
                              Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Information Resources, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                           YOUR VOTE IS IMPORTANT!

                                    PLEASE MARK, SIGN AND DATE, AND RETURN
                                           IN THE ENCLOSED ENVELOPE






TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                       INFORM         KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------
                                    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.        DETACH AND RETURN THIS PORTION ONLY
-----------------------------------------------------------------------------------------------------------------------------------
 INFORMATION RESOURCES, INC.

   1.   ELECTION OF DIRECTORS                   For   Withhold   For All     To withhold authority to vote, mark "For All Except"
                                                All      All     Except      and write the nominee's number on the line below.
        01) William B. Connell
        02) Leonard M. Lodish, Ph.D.            [ ]      [ ]       [ ]       ____________________________________________________
        03) Raymond H. VanWagener, Jr.
        04) Thomas W. Wilson, Jr.


   2.   In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.


   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).
   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING
   AS ATTORNEY OR EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE
   SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
   BY AUTHORIZED PERSON.

   -----------------------------------------------                         -----------------------------------------------
   |                                    |        |                         |                                    |        |
   |                                    |        |                         |                                    |        |
   -----------------------------------------------                         -----------------------------------------------
   Signature [PLEASE SIGN WITHIN BOX]    Date                              Signature (Joint Owners)              Date
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     PROXY                 INFORMATION RESOURCES, INC.                 PROXY
                            150 NORTH CLINTON STREET
                          CHICAGO, ILLINOIS 60661-1416

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2001


          The undersigned hereby appoints Joseph P. Durrentt and Thomas W. Wilson, Jr. as Proxies, each with power to appoint his substitute, and hereby authorizes them, together or separately, to represent and to vote, as designated on the reverse side, all shares of Common Stock of Information Resources, Inc. (the "Company") held of record by the undersigned on April 6, 2001 at the Annual Meeting of Stockholders to be held on May 18, 2001 or any adjournment thereof.


                PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE,
                      AND RETURN IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)